Exhibit 8.2

May 8, 2012

Wells Fargo & Company,

420 Montgomery Street, San

Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $5,914,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Currency Basket due November 7, 2016 as described in the Company’s Pricing Supplement No. 189 dated April 30, 2012 (“Pricing Supplement 189”) to the Prospectus Supplement dated April 23, 2010 (the “Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement), (ii) $2,379,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Domestic ETF Basket due November 6, 2015 as described in the Company’s Pricing Supplement No. 191 dated April 30, 2012 (“Pricing Supplement 191”) to Product Supplement No. 4 dated May 28, 2010 (“Product Supplement 4”), the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iii) $5,841,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due November 7, 2016 as described in the Company’s Pricing Supplement No. 192 dated April 30, 2012 (“Pricing Supplement 192”) to Product Supplement 4, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, and (iv) $2,600,000 aggregate principal amount of Medium-Term Notes, Series K, Notes Linked to 3 Month LIBOR due May 8, 2015 as described in the Company’s Pricing Supplement No. 197 dated April 30, 2012 (“Pricing Supplement 197”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the headings “Risk Factors” and “United States Federal Income Tax Considerations in Pricing Supplement 189, under the heading “Material Tax Consequences” in Pricing Supplements 191 and 192, and under the heading “United States Federal Income Tax Considerations in Pricing Supplement 197.

Wells Fargo & Company

We hereby consent to the reference to us under the headings “Risk Factors” and “United States Federal Income Tax Considerations in Pricing Supplement 189, under the heading “Material Tax Consequences” in Pricing Supplements 191 and 192, and under the heading “United States Federal Income Tax Considerations in Pricing Supplement 197 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP